UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2013

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Form 8-K/A is being filed to amend the Current Report on Form 8-K previously filed on October 28, 2013 solely to correct an inadvertent error in an Item Number referred to therein. The reference to “Item 2.02 Results of Operations and Financial Condition” was incorrect. The correct reference is to “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” Except as described herein, no other changes have been made to our Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Federal Home Loan Bank of Pittsburgh (“Bank”) Director Gary T. Prizzia, Vice President and Treasurer of Genworth Life Insurance Company (“Genworth”), has informed the Bank of his resignation from his position with Genworth effective November 1, 2013. As a result, Mr. Prizzia has also presented his resignation to the Bank’s Board of Directors (“Board”) effective November 1, 2013. Mr. Prizzia’s seat on the Bank’s Board is one of the three Member Director positions currently allocated to Delaware. Under the rules of the Federal Housing Finance Agency, the Bank’s Board is required to select an officer or director of a Bank member located in Delaware to fill the vacant position for the remainder of Mr. Prizzia’s term which ends December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 5, 2013	By:	/s/ Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary